Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Capitalized terms used but not defined in this Exhibit 99.2 shall have the meanings ascribed to them in the Current Report on Form 8-K (the “Form 8-K”) filed with the Securities and Exchange Commission (the “SEC”) on August 16, 2021 and, if not defined in the Form 8-K, in the final prospectus and definitive proxy statement, dated July 16, 2021 (the “Proxy Statement/Prospectus”) and filed with the Securities and Exchange Commission.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X, as amended by the Final Rule, Release No. 33-10786, “Amendments to the Financial Disclosures about Acquired and Disposed Businesses,” and presents the combination of the historical financial information of RTP and Joby adjusted to give effect to the Business Combination and the other events contemplated by the Business Combination Agreement.

RTP is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses.

The unaudited pro forma condensed combined balance sheet as of June 30, 2021 combines the historical balance sheet of RTP as of June 30, 2021 and the historical consolidated balance sheet of Joby as of June 30, 2021 on a pro forma basis as if the Business Combination and related transactions, summarized below, had been consummated on June 30, 2021.

The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2021 combines the historical unaudited condensed statement of operations of RTP for the six months ended June 30, 2021 and the historical unaudited condensed consolidated statement of operations of Joby for the six months ended June 30, 2021. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2020 combines the historical statements of operation of RTP for the period from July 3, 2020 (inception) through December 31, 2020 and the historical consolidated statement of operations of Joby for the year ended December 31, 2020 on a pro forma basis as if the Business Combination and related transactions, contemplated by the Merger Agreement, had been consummated on January 1, 2020, the beginning of the earliest period presented.

The unaudited pro forma condensed combined financial information was derived from and should be read in conjunction with the following historical financial statements and the accompanying notes, which are included elsewhere in the Proxy Statement/Prospectus:

•

the (a) historical audited financial statements of RTP as of December 31, 2020 and for the period from July 3, 2020 through December 31, 2020 and (b) historical unaudited condensed financial statements of RTP as of and for the six months ended June 30, 2021;

•

the (a) historical audited consolidated financial statements of Joby as of and for the year ended December 31, 2020 and (b) historical unaudited condensed consolidated financial statements of Joby as of and for the six months ended June 30, 2021; and

•

other information relating to RTP and Joby included in the Proxy Statement/Prospectus and incorporated by reference, including the Business Combination Agreement and the description of certain terms thereof set forth under the section entitled “The Business Combination.”

The unaudited pro forma condensed combined financial information should be read together with the sections titled “RTP’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Joby’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included elsewhere in the Proxy Statement/Prospectus and incorporated by reference.

The pro forma condensed combined financial information may not be useful in predicting the future financial condition and results of operations of Joby Aviation following the Closing. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

Description of the Transactions

The Domestication, Merger, PIPE Investment and accompanying transactions may be summarized as follows:

•	RTP will change its jurisdiction of incorporation from the Cayman Islands to the State of Delaware;

•

RTP entered into the Merger Agreement with Merger Sub and Joby, pursuant to which, among other things, following the Domestication, (i) Merger Sub will merge with and into Joby, the separate corporate existence of Merger Sub will cease and Joby will be the surviving corporation and a wholly owned subsidiary of RTP, and RTP will be renamed Joby Aviation, Inc.;

•

Upon the consummation of the Merger, Joby’s equityholders will receive or have the right to receive an aggregate of 500,000,000 shares of Joby Aviation common stock (at a deemed value of $10.00 per share), which, in the case of Joby Awards, will be shares underlying awards based on Joby Aviation common stock, representing a pre-transaction equity value of Joby of $5.0 billion (such total number of shares of Joby Aviation common stock, the “Aggregate Merger Consideration”). Accordingly, an estimated 468,837,874 shares of Joby Aviation common stock will be immediately issued and outstanding, based on Joby’s capital stock balance as of August 3, 2021 and

•

An estimated 22,487,113 shares will be reserved for the potential future issuance of Joby Aviation common stock upon the exercise of Joby Aviation Options and an estimated 10,204,260 shares will be reserved for the potential future issuance of Joby Aviation common stock upon the settlement of Joby Aviation RSU Awards based on the following transactions contemplated by the Merger Agreement;

•

the conversion of all outstanding Joby Options into options exercisable for shares of Joby Aviation common stock with the same terms except for the number of shares exercisable and the exercise price, each of which will be adjusted using the Exchange Ratio;

•

the conversion of all outstanding Joby RSU Awards into awards of restricted stock units based on shares of Joby Aviation common stock with the same terms, except the number of restricted stock units comprising the award will be adjusted using the Exchange Ratio;

•

Joby Aviation will issue 7,716,780 shares of Joby Aviation common stock to the holder of the Uber Note (the Uber Note will automatically be converted into a number of shares of Joby capital stock immediately prior to the Merger, which will be cancelled and converted into the right to receive such 7,716,780 shares of Joby Aviation common stock based on the Exchange Ratio);

•	Joby Aviation will issue and sell 83,500,000 shares of Joby Aviation common stock at $10.00 per share to the PIPE Investors pursuant to the PIPE Investment; and

•

17,130,000 shares of Joby Aviation common stock issued as a result of conversion of 17,130,000 Class B ordinary shares of RTP owned by the Sponsor in the Domestication will be immediately subject to the certain vesting provisions (such shares further referred to as “Sponsor Shares”).

Accounting for the Business Combination

The Business Combination is expected to be accounted for as a reverse recapitalization, in accordance with GAAP. Under this method of accounting, RTP is expected to be treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the financial statements of Joby Aviation will represent a continuation of the financial statements of Joby, with the Business Combination being treated as the equivalent of Joby issuing stock for the net assets of RTP, accompanied by a recapitalization whereby no goodwill or other intangible assets are recorded, net assets of RTP being presented at historical costs. Operations prior to the Business Combination will be presented as those of Joby.

The unvested Sponsor Shares are expected be classified as a liability measured at fair value as at the date of the Merger, subject to subsequent remeasurement at each reporting date until the liability is settled in accordance with the vesting terms or the expiration of the Measurement Period. All outstanding capital stock of Joby, including shares issued as a result of the automatic exercise of SVB Warrants and In-Q-Tel Warrants and the automatic conversion of the Uber Note, will be converted into shares of common stock of Joby Aviation, with the corresponding increase in the par value of common stock being recognized against additional paid-in capital. Outstanding vested and unvested share-based awards of Joby (including options and RSUs) will be converted into the right to exercise such awards for common shares of Joby Aviation, adjusted proportionately based on the Exchange Ratio. Because no terms of such share-based awards are modified upon consummation of the Business Combination, no accounting impact for such outstanding awards is expected. Public and private warrants of RTP are not expected to be modified as a result of the Business Combination, resulting in no accounting impact upon consummation of Business Combination.

Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X, as amended by the Final Rule, Release No. 33-10786, “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” The adjustments in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information of Joby Aviation upon consummation of the Business Combination and other events contemplated by the Merger Agreement. Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial information are described in the accompanying notes.

The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and is not necessarily indicative of the operating results and financial position that would have been achieved had the Business Combination occurred on the dates indicated. Any additional Business Combination proceeds remaining after the payment of underwriter fees and payment of transaction costs related to the Merger are expected to be used for other general corporate purposes. Further, the unaudited pro forma condensed combined financial information does not purport to project the future operating results or financial position of Joby Aviation following the completion of the Business Combination. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial information and are subject to change as additional information becomes available and analyses are performed. RTP and Joby have not had any historical relationship prior to the transactions. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The unaudited pro forma condensed combined financial information reflects RTP stockholders’ approval of the Business Combination on August 5, 2021, and that RTP’s public stockholders holding 42,416,710 shares have elected to redeem their shares prior to the Closing.

The following summarizes the pro forma Joby Aviation common stock issued and outstanding immediately after the Business Combination:

	Pro Forma Combined
	Number of Shares	Percentage of Outstanding Shares
Joby Aviation Stockholders (1)	486,654,654	80.59
RTP’s public shareholders	26,583,290	4.40
Sponsor, its related parties and RTP independent directors (2)	28,750,000	4.76
Third Party PIPE Investors	61,900,000	10.25

Total	603,887,944	100.00

(1)

Includes (a) 468,837,874 shares expected to be issued to existing Joby common and preferred shareholders (including holders of the Joby Warrants, which will convert into Joby capital stock immediately prior to the Business Combination), 8,797,780 shares of which are subject to repurchase related to early exercised stock options and unvested restricted stock awards (of which restricted stock awards are 492,650), (b) 10,100,000 shares subscribed for by the Joby PIPE Investors and (c) 7,716,780 shares expected to be issued to the holder of the Uber Note. These share amounts may not sum due to rounding.

(2)

Includes 17,130,000 shares held by the Sponsor (the “Sponsor Shares”) (assuming such shares were fully vested), 11,500,000 shares subscribed for by the Sponsor Related PIPE Investors and 120,000 shares held by the current independent directors of RTP. The Sponsor Shares are subject to a vesting schedule with 20% of the Sponsor Shares vesting in tranches when the VWAP of the Joby Aviation common stock is greater than $12.00, $18.00, $24.00, $32.00 and $50.00 for any 20 trading days within a period of 30 trading days. After 10 years following the Closing, the Sponsor agrees to forfeit any Sponsor Shares which have not yet vested.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JUNE 30, 2021

(in thousands)

	Joby Aero, Inc. (Historical)	Reinvent (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$44,264	$479	$690,046	B	$1,064,803
			(239)	C
			(24,150)	D
			835,000	E
			(8,469)	P
			(47,931)	O
			(424,197)	H

Short term marketable securities	375,210	—	—		375,210
Other receivables	3,920	—	—		3,920
Prepaid expenses and other current assets	7,113	353	—		7,466

Total current assets	430,507	832	1,020,060		1,451,399
Investments held in Trust account	—	690,046	(690,046)	B	—
Equity method investment	13,097	—	—		13,097
Restricted cash	762	—	—		762
Property and equipment, net	41,552	—	—		41,552
Intangible assets	14,779	—	—		14,779
Deferred offering costs	5,170	—	(5,170)	S	—
Goodwill	4,880	—	—		4,880
Other non-current assets	55,330	—	—		55,330

Total Assets	$566,077	$690,878	$324,844		$1,581,799

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK, AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	5,531	241	(1,280)	O	4,265
			(227)	P
Accrued expenses and other current liabilities	5,875	875	44,382	M	4,120
			(46,651)	O
			(361)	P
Capital leases, current portion	415	—	—		415
Deferred rent, current portion	340	—	—		340
Debt, current	254	—	—		254

Total current liabilities	12,415	1,116	(4,137)		9,394
Deferred legal fees	—	239	(239)	C	—
Debt, noncurrent	77,113	—	(76,296)	K	817
Deferred rent, net of current portion	1,136	—			1,136
Deferred underwriting commissions	—	24,150	(24,150)	D	—
Derivative liability	—	—	149,939	F	149,939
Derivative warrant liabilities	—	56,315			56,315
Capital leases, net of current portion	1,529	—			1,529
Warrant liability	627	—	(627)	R	—
Stock repurchase liability	1,022	—			1,022

Total liabilities	93,842	81,820	44,490		220,152

Commitments and contingencies
Redeemable convertible preferred stock—subject to possible redemption	845,931	—	(845,931)	L	—
Common shares subject to possible redemption	—	604,058	(604,058)	A	—
Stockholders’ equity (deficit):
Common Stock	—		8	E	61
			9	G
			34	L
			13	J
			(4)	I
			1	K
Class A Common Stock	—	1	6	A	—
			(7)	G
			(4)	H
			4	I
Class B Common Stock	—	2	(2)	G	—
Joby Aero Common Stock	—	—	—	J	—
			—	N
Additional paid-in capital	28,845	27,466	604,052	A	1,764,999
			(149,939)	F
			834,992	E
			(44,382)	M
			—	N
			(30,350)	Q
			845,897	L
			(13)	J
			(424,193)	H

	Joby Aero, Inc. (Historical)	Reinvent (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
			77,167	K
			627	R
			(5,170)	S
Accumulated other comprehensive income (loss)	256	—	—		256
Retained Earnings (Accumulated deficit)	(402,797)	(22,469)	30,350	Q	(403,669)
			(7,881)	P
			(872)	K

Total stockholders’ equity (deficit)	(373,696)	5,000	1,730,343		1,361,647

Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$566,077	$690,878	$324,844		$1,581,799

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2020

(in thousands)

	Year Ended December 31, 2020	For the Period from July 3, 2020 (inception) through December 31, 2020
	Joby Aero, Inc. (Historical)	Reinvent (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
Operating expenses:
Research and development	$108,741	$—	$—		$108,741
Selling, general and administrative	23,495	1,105	7,881	P	32,481

Total operating expenses	132,236	1,105	7,881		141,222
Loss from operations	(132,236)	(1,105)	(7,881)		(141,222)
Interest income	5,428	—	—		5,428
Interest expense	(249)	—	—		(249)
Gain from deconsolidation of a subsidiary	6,904	—	—		6,904
Income from equity method investment	5,799	—	—		5,799
Unrealized gain on investments held in Trust Account	—	171	(171)	AA	—
Financing costs - derivative warrant liabilities	—	(1,289)			(1,289)
Change in fair value of derivative warrant liabilities	—	(61,680)			(61,680)
Other income (expense), net	221	—	—		221

Net income (loss) before income taxes	(114,133)	(63,903)	(8,052)		(186,088)

Provision for income taxes	31	—			31

Net income (loss)	$(114,164)	$(63,903)	$(8,052)		$(186,119)

Weighted average shares outstanding of Class A Common Stock		69,000,000
Basic and diluted net loss per share- Class A		$—
Weighted average shares outstanding of Class B Common Stock		17,250,000
Basic and diluted net loss per share- Class B		$(3.70)
Weighted average shares outstanding of Joby Aero Common Stock	30,066,847
Basic and diluted net loss per share- Joby Aero	$(3.80)
Weighted average shares outstanding of Joby Aviation Common Stock					577,960,162
Basic and diluted net loss per share of Joby Aviation					$(0.32)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2021

(in thousands)

	Joby Aero, Inc. (Historical)	Reinvent (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
Operating expenses:
Research and development	$88,218	$—	$—		88,218
Selling, general and administrative	25,980	2,295	—		28,275

Total operating expenses	114,198	2,295	—		116,493
Loss from operations	(114,198)	(2,295)	—		(116,493)
Interest income	672	—	—		672
Interest expense	(1,904)	—	—		(1,904)
Income from equity method investment	8,891	—	—		8,891
Unrealized gain on investments held in Trust Account	—	105	(105)	AA	—
Change in fair value of derivative warrant liabilities	—	43,623			43,623
Other income (expense), net	37	—	—		37

Net income (loss) before income taxes	(106,502)	41,433	(105)		(65,174)

Provision for income taxes	9	—			9

Net income (loss)	$(106,511)	$41,433	$(105)		(65,183)

Weighted average shares outstanding of Class A Common Stock		69,000,000
Basic and diluted net loss per share- Class A		$0.00
Weighted average shares outstanding of Class B Common Stock		17,250,000
Basic and diluted net loss per share- Class B		$2.40
Weighted average shares outstanding of Joby Aero Common Stock	32,239,448
Basic and diluted net loss per share- Joby Aero	$(3.30)
Weighted average shares outstanding of Joby Aviation Common Stock					577,960,162
Basic and diluted net loss per share of Joby Aviation					$(0.11)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1.	Basis of Presentation

The Business Combination will be accounted for as a reverse recapitalization under U.S. GAAP. Under this method of accounting, Reinvent Technology Partners, a Cayman Islands exempted company (“RTP”), will be treated as the “acquired” company for financial reporting purposes. This determination is primarily based on Joby Aero, Inc. (“Joby”) Stockholders comprising a relative majority of the voting power of Joby Aviation (the combined entity) and having the ability to nominate majority of the members of the Joby Aviation Board, Joby’s operations prior to the acquisition comprising the only ongoing operations of Joby Aviation, and Joby’s senior management comprising the senior management of Joby Aviation. Accordingly, for accounting purposes, the financial statements of Joby Aviation will represent a continuation of the financial statements of Joby with the Business Combination treated as the equivalent of Joby issuing stock for the net assets of RTP, accompanied by a recapitalization. The net assets of RTP will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be presented as those of Joby in future reports of Joby Aviation.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments based on information available as of the date of this prospectus. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented as additional information becomes available. Management considers this basis of presentation to be reasonable under the circumstances. Upon consummation of the Business Combination, management will perform a comprehensive review of the two entities’ accounting policies. Based on its initial analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information.

2.	Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The adjustments included in the unaudited pro forma condensed combined balance sheet as of June 30, 2020 are as follows:

(A) Reflects the reclassification of Class A ordinary shares of RTP subject to possible redemption to permanent equity immediately prior to the Merger.

(B) Reflects the liquidation and reclassification of $690.0 million of investments held in the Trust Account to cash and cash equivalents that becomes available for general use by Joby Aviation following the Merger.

(C) Reflects the payment of $0.2 million of deferred legal fees incurred during RTP’s initial public offering due upon completion of the Merger.

(D) Reflects the payment of $24.2 million of deferred underwriting commission incurred during RTP’s initial public offering due upon completion of the Merger.

(E) Reflects the gross proceeds of $835.0 million from the issuance and sale of 83.5 million shares of Joby Aviation common stock at $10.00 per share pursuant to the PIPE Investment entered into with PIPE Investors.

(F) Reflects recognition of derivative liability related to the Sponsor Shares subject to vesting upon completion of the Merger. The Sponsor Shares are subject to a vesting schedule with 20% of the Sponsor Shares vesting in tranches when the VWAP of the Joby Aviation common stock is greater than $12.00, $18.00, $24.00, $32.00 and $50.00 for any 20 trading days within a period of 30 trading days. After 10 years following the Closing, the Sponsor agrees to forfeit any Sponsor Shares which have not yet vested. Upon completion of the Merger, the Sponsor Shares will contain certain features, which will require these shares be classified as a liability initially and subsequently measured at fair value, with any changes in the fair value reflected in earnings, until the vesting conditions for such shares are met or expire. The fair value of the Sponsor Shares is determined by using the Monte-Carlo Simulation approach, which estimates the number of Sponsor Shares expected to vest and their value based on a simulation of the post-combination company’s common stock price in the future. The change in the per share market price of the post-combination company’s common stock would have a respective proportional impact on the per share value of the Sponsor Shares. A 10% increase in the per share market price of the post-combination company’s common stock would cause the fair value of the derivative liability related to the Sponsor Shares to increase by approximately $17.6 million. A 10% decrease in the per share market price of the post-combination company’s common stock would cause the fair value of the derivative liability related to the Sponsor Shares to decrease by approximately $16.7 million.

(G) Reflects the conversion of 69,000,000 RTP Class A ordinary shares and 17,250,000 RTP Class B ordinary shares into shares of common stock of Joby Aviation assuming no redemptions and following the change of jurisdiction of incorporation from Cayman Islands to the State of Delaware.

(H) Reflects the redemption of 42,416,710 RTP Class A ordinary shares for $424.2 million allocated to RTP Class A ordinary shares and additional paid-in capital using par value $0.0001 per share at a redemption price of $10.00 per share.

(I) Reflects the impact of the redemption of 42,416,710 RTP Class A ordinary shares, as per adjustment (H) above, prior to the conversion of the remaining Class A ordinary shares of RTP into shares of common stock of Joby Aviation, as per adjustment (G) above.

(J) Reflects the recapitalization of common shares between Joby common stock and Joby Aviation common stock.

(K) Reflects conversion of Uber Note principal amount and accrued but unpaid interest into a number of shares of Series C Preferred Stock, in accordance with its terms and immediate conversion of the Series C Preferred stock into an identical number of common shares of Joby Aviation.

(L) Reflects exchange of Joby’s 99,608,293 shares of Redeemable Convertible Preferred Stock for common stock of Joby Aviation with $0.0001 par value.

(M) Represents estimated direct and incremental transaction costs to be incurred by Joby related to the Merger of approximately $44.4 million for advisory, banking, printing, legal and accounting.

(N) Reflects cashless conversion of SVB Warrants into 217,729 shares of Joby’s common stock.

(O) Represents the payment of preliminary estimated direct and incremental transaction costs detailed at adjustment (M), and accounts payable and accrued expenses of $1.3 million and $2.3 million, respectively, incurred in connection with the direct and incremental transaction costs as of June 30, 2021.

(P) Represents preliminary estimated direct and incremental offering costs incurred by RTP of approximately $6.9 million in advisory, banking, printing, legal, and accounting fees and $1.0 million in other transaction related expenses in connection with the Transaction and PIPE financing.

(Q) Reflects the elimination of historical earnings of RTP.

(R) Reflects issuance of In-Q-Tel Warrant issued in March 2021 and its conversion to 19,851 shares of common stock prior to the Merger.

(S) Reflects reclassification of deferred offering costs incurred by Joby to additional paid-in capital upon closing of the Merger.

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The adjustments included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 and for the six months ended June 30, 2021 are as follows:

(AA) Represents the elimination of investment income related to the investments held in the RTP Trust Account.

3.	Net Loss per Share

Represents the net loss per share calculated using the historical weighted average shares outstanding and the issuance of additional shares in connection with the Business Combination and other related events, assuming such additional shares were outstanding since January 1, 2020. As the Business Combination is being reflected as if it had occurred as of January 1, 2020, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes the shares issued in connection with the Business Combination have been outstanding for the entire periods presented.

Because the Sponsor Shares are contingently issuable based upon the share price of Joby Aviation reaching specified thresholds that have not been achieved, the Sponsor Shares have been excluded from basic and diluted pro forma net loss per share. Additionally, 8,797,780 shares of Joby Aviation common stock related to the conversion of all outstanding shares of Joby unvested restricted stock awards and early exercised stock options subject to repurchase were excluded from basic and diluted pro forma net loss per share.

The unaudited pro forma condensed combined financial information has been prepared based on the following information:

	Six Months Ended June 30, 2021	Year Ended December 31, 2020
Pro forma net loss	$(65,183)	$(186,119)
Basic weighted average shares outstanding	577,960,162	577,960,162
Pro forma net loss per share - Basic and Diluted (1)	$(0.11)	$(0.32)
Weighted average shares outstanding- basic and diluted
RTP Class A shareholders	26,583,290	26,583,290
Former RTP Class B Founder Shares (3)	120,000	120,000
Former Joby Aero shareholders (2)	467,756,872	467,756,872
PIPE Financing	83,500,000	83,500,000

	577,960,162	577,960,162

(1)

Outstanding unvested 22,478,113 options, unvested 10,204,260 RSUs, 28,783,333 warrants to purchase RTP’s Class A ordinary shares and 17,130,000 Sponsor Shares are anti-dilutive and are not included in the calculation of diluted net loss per share.

(2)

Amount excludes 8,797,780 shares of Joby Aviation common stock related to the conversion of the outstanding shares of Joby which were issued in respect of unvested restricted stock awards and early exercised stock options, which shares are subject to repurchase.

(3)	Amount excludes 17,130,000 Sponsor Shares subject to vesting upon completion of the Merger.